Exhibit 4(b)


                  CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                 NON-EMPLOYEE DIRECTORS' STOCK OPTION AGREEMENT


          NON-EMPLOYEE DIRECTORS' STOCK OPTION AGREEMENT (the "Agreement") made as of this _____ day of ________, 1995 between Children's Discovery Centers of America, Inc. (the "Company") and __________________, who is a non-employee director of the Company (the "Participant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Company's Non-Employee Directors' Stock Option Plan (the "Plan"), as the same may be amended and supplemented from time to time;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:


          1.  Grant of Options.  The Company shall grant options ("Options") to
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the Participants and such Options shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Options shall be granted as follows:

          (a) an Option to purchase 11,500 shares of Common Stock ("Initial Option") was granted to the Participant on the December 17, 1993 (the "Initial Grant Date") which is the date on which the public offering of Common Stock of the Company registered with the Securities and Exchange Commission on Form S-2, Registration No. 33-70360 (the "Public Offering") commenced; and

          (b) an Option to purchase 3,500 shares of Common Stock (the "Annual Option") was granted to Participant upon re-election or appointment as a director following each annual meeting of stockholders of the Company at which directors are elected, commencing with the annual meeting of stockholders conducted in 1995, with the grant of


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      each such Annual Option to be deemed effective immediately following the conclusion of each such meeting.


          2.  Option Price.  The option price of the shares of Common Stock
              ------------
issuable upon the exercise of each Option (the "Option Price") shall be one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the shares subject to such Option on the date of grant. For purposes of this Section, the "Fair Market Value" of a share of Common Stock shall be the closing sale price per share of the Company's Common Stock as reported on the NASDAQ National Market System ("NASDAQ/NMS") on the date of grant or, if the Common Stock is not traded on NASDAQ/NMS on the date of grant, on the first business day immediately preceding the date of grant during which the Common Stock was traded (the "Determination Date"). If the Common Stock is not listed for quotation on NASDAQ/NMS at the time of grant of any Option, then the Fair Market Value shall be (i) if the Common Stock is then listed on any national securities exchange, the closing sale price per share as reported by such exchange on the Determination Date; (ii) if the Common Stock is listed for quotation on the NASDAQ Small-Cap Market, the mean between the high bid and low asked prices per share of the Common Stock as reported by the NASDAQ Small-Cap Market on the Determination Date; or (iii) if the Common Stock is not listed on the NASDAQ Small-Cap Market, the mean between the closing bid and asked prices per share of the Common Stock on the Determination Date as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock. Notwithstanding the foregoing, in the event the Initial Grant Date is the date on which the Public Offering commences, "Fair Market Value" of the Common Stock on that date shall be deemed to be the price per share of the Common Stock sold to the public in the Public Offering.


          3.  Vesting of Option.  Options granted shall not be exercisable until
              -----------------
they become vested.  All Options shall vest in a Participant as follows:
(i) with respect to 30% of the shares subject to such Option, on the date which is six months following either the date of initial date of grant, or the date of grant, (ii) with respect to an additional 23-1/3% of the shares subject to such Option, on the first anniversary of the date of grant, (iii) with respect to an additional 23-1/3% of the shares subject to such Option, on the second anniversary of the date of grant, and (iv) with respect to the final 23-1/3% of the shares subject to such Option, on the third anniversary of the date of grant; provided, however, that the vesting of any portion of an Option on any
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particular date is conditioned on the Participant having continuously served as a member of the Board of Directors through such date. The number of shares as to which an Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares, it shall continue to be exercisable as to said shares until expiration or termination of the Option as provided in this Agreement.


          4.  Term and Exercise of Options.  The term of the Options shall be
              ----------------------------
for a period of ten (10) years from each date of grant, subject to earlier termination as provided in Paragraph 6 and 7 hereof and in no event shall the Option be exercised after the expiration of such ten (10) year period. Except to the extent necessary to govern outstanding Options issued, this


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

Agreement shall terminate on, and no additional Options shall be granted after December 13, 2003, unless earlier terminated by the Board of Directors in accordance with Section 7.

          Except as provided in Paragraph 6, the Options may not be exercised unless, at the time the Options are exercised and at all times from the date they are granted, the Participant shall then be and shall have been a non-employee director of the Company.


          5.  Nontransferability.  The Options shall not be transferable
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otherwise than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution to the extent provided in Paragraph 6, and the Options may be exercised, during the lifetime of the Participant, only by him. Without limiting the generality of the foregoing, the Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof and of the Plan shall be null and void and without effect, and, upon the levy of any execution, attachment, or similar process upon the Options, the Options shall hereupon be canceled and thereafter null and void.


          6.  Termination of Option.  In the event a Participant ceases to be a
              ---------------------
member of the Board of Directors for any reason other than cause, any then unexercised portion of Options granted to such Participant, to the extent not vested on the date the Participant ceases to be a director (the "Termination Date"), will immediately terminate and become void; any portion of an Option which is vested on the Termination Date but has not yet been exercised may be exercised, to the extent it is vested on the Termination Date, within one year after the Termination Date. In the event of the Participant's death, the Option may be exercised, if and to the extent that such deceased Participant was entitled to exercise the Option at the time of death, by the person or persons to whom the deceased Participant's rights pass by will or by the laws of descent and distribution of the state of his or her domicile at the time of his or her death. In the event that a Participant ceases to serve as a director for cause, all Options theretofore granted to such Participant under this Agreement shall, to the extent not theretofore exercised, terminate on the Termination Date, whether or not any portion or all of such Option is vested.


          7.  Termination and Amendment of Agreement.  This Agreement may be
              --------------------------------------
terminated or amended from time to time by vote of the Board of Directors; provided, however, that no such termination or amendment shall materially
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adversely affect or impair any then outstanding Options without the consent of the Participants, and provided further, that the provisions of this Agreement
                      -------- -------
specified in Rule 16b-3(c)(2)(ii)(A) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as in effect on the effective date of the Plan) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition to approval by the Board of Directors of any amendment to this Agreement, if the Board further determines on advice of counsel that it is necessary or desirable to obtain stockholder approval of any amendment to this Agreement in


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

order to comply with Rule 16b-3 of the Exchange Act, or any successor rule, as it shall read as of the time of amendment, or for any other reason, then the effectiveness of any such amendment may be conditioned upon its approval by stockholders of the Company in accordance with the applicable laws of the state of incorporation of the Company, or such other stockholder approval as may be specified by the Board.


          8.  Compliance with Rule 16b-3.  It is the intention of the Company
              --------------------------
that this Agreement comply in all respects with Rule 16b-3 promulgated under the Exchange Act and that Participants remain disinterested persons ("Disinterested Persons") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any provision of this Agreement is later found not to be in compliance with Rule 16b-3 or if any provision would disqualify Participants from remaining Disinterested Persons, that provision shall be deemed null and void, and in all events this Agreement shall be construed in favor of its meeting the requirements of Rule 16b-3.


          9.  Administration.  (a)  The Plan shall be administered by the Board
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of Directors.  A majority of the members of the Board shall constitute a quorum.
All determinations of the Board shall be made by a majority of such quorum or by a written consent signed by all members of the Board.

          (b) Options shall be automatically granted to Participants in accordance with Section 1 hereof and shall be issued upon the terms and conditions set forth in this Agreement. Accordingly, the persons to whom Options shall be granted, the number of shares subject thereto and the material terms and conditions governing the Options will not be subject to the discretion of the Board. However, if any questions of interpretation of this Agreement or of any Options issued hereunder shall arise, they shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in this Agreement.


          10.  Legend on Certificates.  All certificates representing shares of
               ----------------------
Common Stock issued pursuant to the exercise of Options granted hereunder shall bear the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) the effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required."


          11.  Adjustment of Number of Shares.  If a dividend or other
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distribution shall be declared upon the Common Stock payable in shares of Common
Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Agreement but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such


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

shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or the shareholders entitled to receive such stock dividend or distribution. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock then subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Agreement but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable; provided, however, that in
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the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 11, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to this Agreement but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Agreement and of each stock option agreement applicable to Options granted hereunder. In the case of any substitution or adjustment as provided for in this Section 11, the aggregate option price in each stock option agreement for all shares covered thereby prior to such substitution or adjustment will be the aggregate option price for all shares of stock or other securities (including any fraction) which shall have been substituted therefore pursuant to this Section 11. No adjustment or substitution provided for in this Section 11 shall require the Company, in any stock option agreement, to sell a fractional share.
Accordingly, any fraction of a share or other security which results from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.


          12.  Method of Exercising Options.  Subject to the terms and
               ----------------------------
conditions of this Agreement, the Option may be exercised by written notice to the Company in accordance with Paragraph 15 hereof. Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment
(i) in full either in cash or by check, (ii) by delivery (i.e., surrender) of
                                                          - -
shares of Common Stock of the Company which have been owned by the Participant for at least six months prior to the exercise of the Option with a Fair Market Value (as defined above) at the time of the exercise of the Option equal to the exercise price, or (iii) by a combination of (i) and (ii). In addition, to the extent permitted by applicable law, the exercise price may be paid by one or more brokerage firms pursuant to arrangements whereby such firm or firms, on behalf of a Participant, shall pay to the Company the exercise price of the Option being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall deliver shares being purchased to such firm. The


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

Company shall issue, in the name of the person or persons exercising the Option and deliver, a certificate or certificates representing such shares as soon as practicable after the notice and payment shall be received.

          In the event the Option shall be exercised by any person or persons other than the Participant, pursuant to Section 6 hereof, such notice shall be accompanied by appropriate proof, reasonably satisfactory to the Company, of the right of such person or persons to exercise the Option.

          The Participant shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the issuance to him of a certificate or certificates representing said shares. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.


          13.  General.  The Company shall at all times during the term of the
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Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes with respect to the issuance of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all federal and state securities laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.


          14.  Notices.  Each notice relating to this Agreement shall be in
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writing and delivered in person, by overnight courier or by first class mail, postage prepaid, to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its then principal office, currently

          851 Irwin Street, Suite 200
          San Rafael, CA  94901

Each notice to the Participant or other person or persons then entitled to exercise the Option shall be addressed to the Participant or such other person or persons at the Participant's address set forth below:






Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 14.


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


          15.  Incorporation of Plan.  Notwithstanding the terms and conditions
               ---------------------
herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan, which is herein incorporated by reference has been delivered to Participant who hereby acknowledges receipt thereof. In the event of any discrepancy or inconsistency between the terms and conditions of the Agreement and of the Plan, the terms and conditions of the Plan shall control.


          16.  Continuance as Director.  The granting of the Option is in
               -----------------------
consideration of the Participant's continuing relationship with the Company as a non-employee director; however, nothing in this Agreement shall confer upon the Participant the right to continue as a director of the Company or any of its subsidiaries.


          17.  Enforceability.  This Agreement shall be binding upon the
               --------------
Participant, his estate, his personal representatives and beneficiaries and shall be governed by the laws of the State of Delaware.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand all as of the day and year first above written.


                    CHILDREN'S DISCOVERY CENTERS
                         OF AMERICA, INC.


                     By: _________________________________
                             Richard A. Niglio, President


                    PARTICIPANT:


                    _______________________________________


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